UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of Earliest Event Reported):  February 28, 2007

Quanta Capital Holdings Ltd.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-50885

Bermuda		N/A
(State or Other Jurisdiction		(I.R.S. Employer
of Incorporation or Organization)		Identification No.)
1 Victoria Street, Second Floor
Hamilton HM 11 Bermuda
(Address of Principal Executive Offices, Including Zip Code)

441-294-6350
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2007, Quanta Capital Holdings Ltd. received the resignation of Mark R. Bridges from his position as a member of the Board of Directors due to a potential conflict of interest arising from a dispute concerning the past business relationship between the Company and Rosemont Reinsurance Ltd. Mr. Bridges currently acts as President and a director for Rosemont Reinsurance Ltd. The Company accepted his resignation.

On March 1, 2007, Quanta Capital Holdings Ltd. (the "Company") entered into the Amendment to Employment Agreement with James J. Ritchie (the "Amendment"), which amends the Employment Agreement dated September 14, 2006 between the Company and Mr. Ritchie (the "Employment Agreement").

The Amendment amends the Employment Agreement as follows:

•

Clarifies that the occurrence of an event constituting "Good Reason" would not include any reduction in Mr. Ritchie's base salary or bonus opportunity that is made in accordance with a change in Mr. Ritchie's employment status from full-time to part-time under the Employment Agreement;

•

Amends the Employment Agreement to provide that if Mr. Ritchie's employment is terminated after a date in which he is a part-time employee and as a result of a Change of Control (as defined in the Employment Agreement), then he would be entitled to a severance payment of twenty-four months of base salary and the bonus that would have been paid to Mr. Ritchie in the year in which he is terminated;

•

Provides that Mr. Ritchie's base salary may be decreased in accordance with any change in Mr. Ritchie's employment status from full-time to part-time; and

•

Provides that Mr. Ritchie is not eligible to participate in the Company's 2007 Long Term Incentive Plan.

The above discussion is a summary of certain terms and conditions of the Amendment and is qualified in its entirety by the terms and conditions of the Amendment and the Employment Agreement. For complete descriptions of the terms and conditions of the Amendment summarized in this report, please refer to the Amendment attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement dated March 1, 2007 between the Company and James J. Ritchie

Signatures

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

QUANTA CAPITAL HOLDINGS LTD.

Date: March 5, 2007	By:	/s/ Peter D. Johnson
Name: Peter D. Johnson
Title: President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amendment to Employment Agreement dated March 1, 2007 between the Company and James J. Ritchie